Exhibit 1(a)

EXECUTION VERSION

PRICING AGREEMENT

April 1, 2014

Barclays Bank PLC

BNP Paribas

HSBC Bank plc

Credit Suisse Securities (Europe) Limited

Morgan Stanley & Co. International plc

Wells Fargo Securities, LLC

As Representatives of the

several Underwriters named

in Schedule I hereto

c/o Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

BNP Paribas

10 Harewood Avenue

London NW1 6AA

HSBC Bank plc

8 Canada Square

London E14 5HQ

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

WAL-MART STORES, INC., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April

1, 2014 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions were set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement (it being understood that each representation and warranty in Section 2 of the Underwriting Agreement that refers to the Pricing Prospectus or the Prospectus shall be deemed to be a representation or warranty as of the date of this Pricing Agreement in relation to the Pricing Prospectus or the Prospectus relating to the Designated Securities). Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to the Representatives named in Schedule II hereto (the “Representatives”). Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including, for the avoidance of doubt, a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

2

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

WAL-MART STORES, INC.

By:	/s/ Steven R. Zielske
	Name:	Steven R. Zielske
	Title:	Senior Vice President, Finance & Capital Markets

Accepted as of the date hereof:

BARCLAYS BANK PLC

By:	/s/ Louise Kelly
	Name:	Louise Kelly
	Title:	Authorised Attorney

[Signature Page to the Pricing Agreement]

BNP PARIBAS

By:	/s/ Hugh Pryse-Davies
	Name:	Hugh Pryse-Davies
	Title:	Duly Authorised Attorney

[Signature Page to the Pricing Agreement]

HSBC BANK PLC

By:	/s/ Nicola Busbridge
	Name:	Nicola Busbridge
	Title:	Head of Transaction Management Group
EMEA Debt Capital Markets

[Signature Page to the Pricing Agreement]

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

MORGAN STANLEY & CO. INTERNATIONAL PLC

WELLS FARGO SECURITIES, LLC

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

CITIGROUP GLOBAL MARKETS LIMITED

DEUTSCHE BANK AG, LONDON BRANCH

GOLDMAN SACHS INTERNATIONAL

J.P. MORGAN SECURITIES PLC

MERRILL LYNCH INTERNATIONAL

MITSUBISHI UFJ SECURITIES INTERNATIONAL PLC

MIZUHO INTERNATIONAL PLC

THE ROYAL BANK OF SCOTLAND PLC

BANCO SANTANDER, S.A.

BNY MELLON CAPITAL MARKETS, LLC

SCOTIABANK EUROPE PLC

STANDARD CHARTERED BANK

THE TORONTO-DOMINION BANK

By:	BARCLAYS BANK PLC

By:	/s/ Louise Kelly
	Name:	Louise Kelly
	Title:	Authorised Attorney

As Attorney-in-Fact acting on behalf of each of the Underwriters listed above

[Signature Page to the Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of 1.900% Notes Due 2022 to be Purchased	Principal Amount of 2.550% Notes Due 2026 to be Purchased
Barclays Bank PLC	€76,500,000	€58,500,000
BNP Paribas	76,500,000	58,500,000
HSBC Bank plc	76,500,000	58,500,000
Credit Suisse Securities (Europe) Limited	76,500,000	58,500,000
Morgan Stanley & Co. International plc	76,500,000	58,500,000
Wells Fargo Securities, LLC	76,500,000	58,500,000
Banco Bilbao Vizcaya Argentaria, S.A.	34,000,000	26,000,000
Citigroup Global Markets Limited	34,000,000	26,000,000
Deutsche Bank AG, London Branch	34,000,000	26,000,000
Goldman Sachs International	34,000,000	26,000,000
J.P. Morgan Securities plc	34,000,000	26,000,000
Merrill Lynch International	34,000,000	26,000,000
Mitsubishi UFJ Securities International plc	34,000,000	26,000,000
Mizuho International plc	34,000,000	26,000,000
The Royal Bank of Scotland plc	34,000,000	26,000,000
Banco Santander, S.A.	17,000,000	13,000,000
BNY Mellon Capital Markets, LLC	17,000,000	13,000,000
Scotiabank Europe plc	17,000,000	13,000,000
Standard Chartered Bank	17,000,000	13,000,000
The Toronto-Dominion Bank	17,000,000	13,000,000

TOTAL	€850,000,000	€650,000,000

SCHEDULE I - Page 1

SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

1.900% Notes Due 2022 (the “2022 Notes”); and

2.550% Notes Due 2026 (the “2026 Notes” and, together with the 2022 Notes, the “Designated Securities”).

AGGREGATE PRINCIPAL AMOUNT:

In the case of the 2022 Notes, €850,000,000.

In the case of the 2026 Notes, €650,000,000.

PRICE TO PUBLIC:

In the case of the 2022 Notes, 99.706% of the principal amount of the 2022 Notes; and

in the case of the 2026 Notes, 99.551% of the principal amount of the 2026 Notes;

in each case, plus accrued interest, if any, from April 8, 2014.

PURCHASE PRICE TO UNDERWRITERS:

In the case of the 2022 Notes, 99.306% of the principal amount of the 2022 Notes, plus accrued interest, if any, from April 8, 2014; and

in the case of the 2026 Notes, 99.051% of the principal amount of the 2026 Notes, plus accrued interest, if any, from April 8, 2014.

UNDERWRITING FEE:

In the case of the 2022 Notes, 0.400% of the principal amount; and

in the case of the 2026 Notes, 0.500% of the principal amount.

INDENTURE:

Indenture, dated as of July 19, 2005, as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between the Company and The Bank of New York Trust Company, N.A., as Trustee.

MATURITY:

In the case of the 2022 Notes, April 8, 2022; and

Schedule II - Page 1

in the case of the 2026 Notes, April 8, 2026.

INTEREST RATE:

In the case of the 2022 Notes, 1.900% from and including April 8, 2014; and

in the case of the 2026 Notes, 2.550% from and including April 8, 2014.

INTEREST PAYMENT DATES:

In the case of the 2022 Notes, April 8 of each year, beginning on April 8, 2015; and

in the case of the 2026 Notes, April 8 of each year, beginning on April 8, 2015.

INTEREST PAYMENT RECORD DATES:

In the case of the 2022 Notes, March 25 of each year; and

in the case of the 2026 Notes, March 25 of each year.

REDEMPTION PROVISIONS:

No mandatory redemption provisions.

The Designated Securities, shall be redeemable, as a whole or in part, at the option of the Company at any time prior to January 8, 2022, in the case of the 2022 Notes, and January 8, 2026, in the case of the 2026 Notes at the applicable “make-whole” redemption price as described under the caption “Description of the Notes–Optional Redemption” in the Prospectus Supplement dated the date hereof relating to the Designated Securities (the “Prospectus Supplement”). The redemption price will be based on the applicable Comparable Government Bond Rate (as defined in the Prospectus Supplement), plus 12.5 basis points, in the case of the 2022 Notes, or 15 basis points, in the case of the 2026 Notes.

The Designated Securities shall be redeemable, as a whole or in part, at the option of the Company, at any time on or after January 8, 2022, in the case of the 2022 Notes, and at any time on or after January 8, 2026, in the case of the 2026 Notes, at a redemption price equal to 100% of the principal amount of the Designated Securities being redeemed, plus accrued and unpaid interest to, but excluding, the relevant redemption date therefor.

The Company may, at its option, redeem the Designated Securities upon the occurrence of certain events relating to U.S. taxation as described under the caption “Description of the Debt Securities–Redemption upon Tax Event” in the Prospectus dated December 22, 2011 (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”) and under the caption “Description of the Notes–Redemption upon Tax Event” in the Prospectus Supplement.

Schedule II - Page 2

Any notice of redemption must be mailed to each registered holder of the Designated Securities being redeemed at least 30 days but not more than 60 days prior to the relevant redemption date.

SINKING FUND PROVISIONS:

None.

PAYMENT OF ADDITIONAL AMOUNTS:

Applicable.

OTHER PROVISIONS:

As to be set forth in the Prospectus.

TIME OF DELIVERY:

10:00 a.m. (London time) on April 8, 2014, in the case of all of the Designated Securities.

CLOSING LOCATION:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

BNP Paribas

10 Harewood Avenue

London NW1 6AA

HSBC Bank plc

8 Canada Square

London E14 5HQ

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

Morgan Stanley & Co. International plc

25 Cabot Square

Schedule II - Page 3

Canary Wharf

London E14 4QA

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

ADDRESSES FOR NOTICES:

Barclays Bank PLC

5 North Colonnade

Canary Wharf

London E14 4BB

(facsimile: +44 207 516 7548)

Attention: Debt Syndicate

BNP Paribas

10 Harewood Avenue

London NW1 6AA

(facsimile: +44 (0)20 7595 2555)

Attention: Fixed Income Syndicate

HSBC Bank plc

8 Canada Square

London E14 5HQ

(facsimile: +44 20 7992 4973)

Attention: Transaction Management Group

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

(facsimile: +44 (0) 20 7905 6128)

Attention: MTN Trading Desk

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

(facsimile: +44 (0) 20 7056 4984)

Attention: Head of Transaction Management Group, Global Capital Markets

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

(facsimile: 704-410-0326)

Attention: Transaction Management

Schedule II - Page 4

APPLICABLE TIME

(For purposes of Sections 2(a), 2(d) and 8(c) of the Underwriting Agreement):

5:00 p.m. (London time) on April 1, 2014, in the case of all of the Designated Securities.

LIST OF FREE WRITING PROSPECTUSES

(Pursuant to Section 2(f) of Underwriting Agreement):

Final Term Sheet, dated April 1, 2014, in the form agreed between the Company and the Representatives

OTHER MATTERS:

(A)	In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter hereby represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Designated Securities to the public in that Relevant Member State other than:

a.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Underwriters for any such offer; or

c.	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Designated Securities referred to in (a) – (c) above shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For purposes of the foregoing, the expression an “offer of Designated Securities to the public” in relation to the Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Designated Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant

Schedule II - Page 5

implementing measure in the Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(B)	Each Underwriter hereby represents and agrees that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

(C)	Each Underwriter hereby represents and agrees that it has not offered or sold, and will not offer or sell, any Designated Securities by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Designated Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

(D)	The Designated Securities have not been and will not be registered under the Financial Instrument and Exchange Law of Japan (the “Financial Instrument and Exchange Law”) and each Underwriter hereby represents and agrees that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instrument and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(E)

Each Underwriter hereby represents and agrees that the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore and, accordingly, the Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated

Schedule II - Page 6

Securities may not be circulated or distributed, nor may the Designated Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Designated Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Designated Securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

(F)	Each Underwriter hereby represents and agrees that it has not offered, sold or delivered and will not offer, sell or deliver any of the Designated Securities directly or indirectly or distribute the Pricing Prospectus, the Prospectus or any other offering material relating to the Designated Securities in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as set forth in the Underwriting Agreement and the Pricing Agreement.

(G)	The Underwriters hereby severally confirm, and the Company hereby acknowledges, that the sole information furnished in writing to the Company by, or on behalf of, the Underwriters specifically for inclusion in the Prospectus Supplement is as follows:

(1)	the names of the Underwriters on the front and back cover pages of the Prospectus Supplement;

(2)	the third paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning certain terms of the offering by the Underwriters;

(3)	the first paragraph of text under the caption “Underwriting—Stabilization, Short Positions and Market-Making” in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriters;

(4)	the second paragraph of text under the caption “Underwriting—Stabilization, Short Positions and Market-Making” and the second paragraph of text under

Schedule II - Page 7

the caption “Risk Factors – An active trading market may not develop for the notes” in the Prospectus Supplement relating to market-making activities by the Underwriters; and

(5)	the first paragraph of text under the caption “Underwriting—Other Matters” in the Prospectus Supplement concerning Underwriters not registered in the United States as broker-dealers; provided that each Underwriter furnished the information in such paragraph solely with respect to itself and not with respect to any other Underwriter.

(H)	Standard Chartered Bank will provide to the Company a letter confirming the accuracy of the information contained in the first paragraph of text under the caption “Underwriting—Other Matters” in the Prospectus Supplement (i.e., that Standard Chartered Bank will not effect any offers or sales of the Designated Securities in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority, Inc. (FINRA).

Schedule II - Page 8